Exhibit 99.2

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement") is made as of January 1, 2006, by and between Maguire Properties, L.P., a Maryland limited partnership and Maguire Properties, Inc., a Maryland corporation (collectively, "Company") and Richard I. Gilchrist ("Consultant"). Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party," and Company and its affiliates are sometimes referred to herein collectively as the "Company."

WHEREAS, Company is a full service, public real estate company doing business primarily in Southern California, and the owner of a portfolio of office buildings and land held for development;

WHEREAS, Consultant is a highly experienced real estate executive and a former senior officer of Company, with unique knowledge and expertise concerning the assets, development entitlements, business strategy, and management of Company;

WHEREAS, Company is now actively evaluating and pursuing numerous potential developments, acquisitions, and other major strategic opportunities, and desires to utilize the services of Consultant to assist the Company in those matters;

WHEREAS, Consultant desires to provide the Company with services relating to such activities;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.	Engagement: The Company hereby engages Consultant, and Consultant agrees to provide certain consulting services to the Company, in accordance with the terms of this Agreement.

2.
Effective Date/Term: This Agreement shall become effective immediately upon the effective date of the resignation of Consultant as an officer and employee of Company pursuant to that certain Separation Agreement between Company and Consultant dated December 12, 2005 ("Separation Agreement"). The term of this Agreement ("Term") shall be six (6) months from the date of its commencement, unless otherwise extended in writing by agreement of the Parties or unless terminated earlier in accordance with the terms hereof.

3.  Services To Be Provided: Consultant shall provide services to the Company ("Consulting Services") with regard to the following activities:

    •    Assist Company in closing the pending Maguire Macquarie Office joint venture as expeditiously as possible and in venture management matters.

•
Assist Company in evaluating and managing its development and entitlement properties pipeline, including planning and entitlement activities, preparation of construction budgets and schedules, and execution of development strategies.

•	Assist Company in completing all pre-construction approvals and other requirements for the 3161 Michelson Project at Park Place, Irvine.

•	Assist Company with pre-development activities relating to new project opportunities at the San Diego Tech Project.

•	Assist Company in strategy and negotiations with major lead tenant prospects for new developments.

•	Assist Company in its consideration of acquiring the option properties owned by affiliates of Robert F. Maguire III.

•	Assist Company in preparation and completion of Master Plan for Park Place, Irvine.

•	Assist Company in developing and executing a plan for the sale of the remaining residential entitlements at Park Place, Irvine.
•	Assist Company in management transition and succession matters.

•	Participate in such other meetings, discussions, and activities as are consistent with the foregoing matters and as agreed upon by Company and Consultant from time to time.

4.
 Non-Exclusive Relationship. The Consulting Services being provided by Consultant are on a non-exclusive basis, and Consultant shall be entitled to perform or engage in any activity that is not competitive with Company and not inconsistent with or otherwise prohibited by this Agreement or by the surviving provisions of Consultant's Employment Agreement with Company. However, Consultant shall devote sufficient time and effort during the Term of this Agreement to provide the services to be provided to the Company hereunder.

5.  Compensation. Consultant shall be paid as follows for the Consulting Services provided hereunder:

• Hourly Rate: Company shall pay Consultant at the rate of $300.00 per hour in providing the Consulting Services hereunder. Consultant shall submit an invoice on a monthly basis, reasonably detailing time expended and a description of the nature of the activities. Company shall pay Consultant within thirty (30) days of submission of an invoice.

•    Minimum Consulting Fee: On July 15, 2006, Company shall pay Consultant a lump sum payment of One Million Five Hundred Thousand Dollars ($1,500,000) as the Minimum Consulting Fee for Consultant's services under this Agreement.

•    Contingent Success Fees. In addition to the Minimum Consulting Fee and the hourly fees payable to Consultant for his services under this Agreement, Company shall pay Consultant a contingent success fee of $250,000 ("Success Fee") for the successful completion of each of the following specified development and acquisition tasks by Consultant on behalf of the Company (i.e, a separate $250,000 Success Fee for the completion of each of these six specified tasks for an aggregate total of possible Success Fees of $1,500,000), with each such Success Fee to be paid to Consultant within thirty (30) days after the completion of each relevant task specified below:

■	Close MOF Transaction. Close and fund the transaction between the Company and Macquarie Office for the formation of Maguire Macquarie Office, LLC, a Delaware limited liability company;

■
3161 Michelson Development. Assist Company in completing all final construction approvals for the development of a new office building at 3161 Michelson at Park Place. This task will be completed upon issuance of a core and shell building permit or its equivalent.

■
San Diego Tech Center. Assist the company in completing the governmental entitlement process for development of a new office building at the San Diego Tech Center project. This task will be completed upon the issuance of a building permit or other reasonable evidence of planning approvals.

■
Option Properties. Prepare complete presentation packages on each option property owned by Robert F. Maguire III, including 1733 Ocean, Western Asset Plaza, Water's Edge, as well as Solana. Consultant will organize the process for consideration of the acquisition of each of these properties by the Board of Directors of the Company in a thorough manner, and this task shall be completed upon doing so. It is agreed that Consultant's completion of this task is not dependent on the Board's final approval of the acquisition of any or all of the option properties.

■ Park Place Master Plan. Complete the overall Master Plan for Park Place that is currently in process, including detail of the programmatic uses and infrastructure, all material planning elements as to location of uses (including remaining residential uses), projected phasing of the development (including parking issues), decisions and timing regarding atrium renovation. This task will be deemed completed when the Company adopts a final plan encompassing all of these material elements.

■ Residential Deals at Park Place. Development and execution of a plan to sell and/or venture the remaining 850 entitled residential units at Park Place. This task will be completed when the Company enters into a binding agreement for sale or joint venture with one or more third parties with respect to the remaining 850 entitled residential units.

If any of the foregoing tasks are not completed prior to the expiration of the Term hereof, but Consultant elects to continue to assist the Company in completing such tasks and such tasks are completed within five (5) months after the expiration of the Term hereof, then Consultant shall be deemed to have earned the Success Fee as to such task when it is completed and such Success Fee shall be paid to Consultant within thirty (30) days after the completion of such task (i.e., by December 31, 2006).

Consultant shall be responsible for the payment of all taxes owed on all amounts paid to Consultant by Company hereunder and shall protect Company from any liability for the payment of any taxes of any kind with respect to the consulting fees paid to Consultant hereunder. Company shall provide Consultant with a Form 1099 reflecting all payments for services made to Consultant hereunder.

6.
Reimbursable Costs. Company shall reimburse Consultant in accordance with general policies and practices of the Company for actual and reasonable expenses incurred in performing the Consulting Services ("Reimbursable Costs"), payable within thirty (30) days of receipt of an invoice.

7.
Duties of Company. Company shall (i) grant Consultant access to records, files, employees and consultants as reasonably required for Consultant to perform the services contemplated herein; and, (ii) pay to Consultant the amounts due to Consultant within the time periods specified herein.

8.
Duties of Consultant. Consultant shall (i) dedicate such time commitment to the services hereunder as are reasonably necessary to perform his tasks hereunder, provided that Consultant may take such vacations as he deems appropriate; (ii) comply with all applicable federal, state and municipal laws and regulations required to enable the Consultant to render to the Company the services called for herein; (iii) maintain the confidentiality of all Company records and trade secrets to which he may have or obtain knowledge or access pursuant to this Agreement; and, (iv) return to Company all documents and other material of a confidential nature upon termination of this Agreement.

9.	Assignment. Neither party shall assign any rights or delegate any obligations under this Agreement, except as otherwise may be agreed in writing by both parties.

10.  Retention of Authority. Throughout the term of this Agreement, Company shall retain all authority and control over the business, policies, operations, and assets of Company. Consultant shall not knowingly violate any rules or policies of Company or violate any applicable law in connection with the performance of the Consulting Services. Company does not, by virtue of the Agreement, delegate to Consultant any of the powers, duties, and responsibilities vested in the Company by law or under the organizational documents of Company.

11.  Independent Consultant Status. In performing the Consulting Services herein, Consultant shall at all times be acting as an independent contractor and not as an employee of the Company. The parties acknowledge that Consultant was, prior to the effective date of this Agreement, an employee of the Company, serving as the Co-CEO and President of the Company, but that such employment relationship has terminated by reason of Consultant's voluntary resignation immediately prior to the effective date of this Agreement. Company and Consultant agree that Consultant will not be an employee of Company during the term hereof and that Consultant and not Company shall have the authority to direct and control Consultant's performance of his activities hereunder. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between Company and Consultant, nor to authorize either Party to act as general or special agent of the other Party in any respect. Consultant shall not be entitled to any employee benefits provided by Company to its employees during the term of this Agreement; provided, however, the Company will use commercially reasonable efforts to continue to include Consultant as a covered person under the Company's group health insurance coverage during the Term of this Agreement; if, for any reason, the Company is unable to continue to insure Consultant under such group health insurance plan during the Term hereof, then Consultant shall elect COBRA coverage and the Company shall reimburse Consultant for the cost of the COBRA coverage during the Term of this Agreement. Consultant will be provided with the use of an office at the headquarters of the Company during the Term hereof, but Consultant shall have no obligation to use such office during any specified period and may work from any location deemed appropriate by Consultant, taking into account his duties hereunder.

12.
 Indemnification. Company agrees to indemnify, defend and hold harmless Consultant from and against any and all claims, demands, actions, or judgments, including reasonable attorney's fees and litigation expenses, based upon or arising out of (i) the good faith actions of Consultant within the scope of his authority under this Agreement, (ii) the gross negligence or willful misconduct of Company or its employees, or (iii) the material breach of any provision hereof by the Company. Consultant agrees to indemnify, defend and hold harmless Company from and against any and all claims, demands, actions, or judgments, including reasonable attorney's fees and litigation expenses, based upon or arising out of (i) actions by Consultant that are not in good faith or are outside the scope of his authority under this Agreement, (ii) the gross negligence or willful misconduct of Consultant, or (iii) the material breach of any provision hereby by Consultant, provided that the liability of Consultant under this clause (iii) shall be limited to the amount of the consulting fees earned by Consultant hereunder. The provisions of this Section 12 shall survive the expiration or earlier termination of the Term of this Agreement.

13.
 Termination/Default. This Agreement may be terminated by the Company, by written notice of termination to Consultant, only upon a material event of default hereunder by Consultant. For purposes hereof, Consultant shall be in a material event of default hereunder if Consultant (i) willfully breaches a material provision of this Agreement, which breach has or will cause the Company to suffer a material adverse consequence (taking into account that Consultant has not guaranteed his ability to complete any of the specified tasks set forth herein), which breach continues for at least ten (10) days after written notice thereof from the Company specifying the default and the remedy expected by the Company for such default, unless the nature of such default is that it would reasonably require more than 10 days to remedy, in which case Consultant shall have an additional period of up to thirty (30) days to cure such default hereunder; or (ii) commits fraud, commits a felony, or misappropriates funds of the Company for his own benefit. Upon such termination hereof by Company, Consultant shall receive the pro rata portion of the Minimum Consulting Fee payable on July 15, 2006 and all Contingent Success Fees earned as of the effective date of termination ("Earned Amounts"). For example, if Consultant is terminated after 3 months, he shall be paid 50% of the Minimum Consulting Fee and any Success Fees earned as of the date of termination. Company shall be entitled to offset any damages suffered by Company against any amounts remaining to be paid to Consultant hereunder and to recover any actual damages suffered by Company, up to the total amount of the compensation paid to Consultant hereunder.

This Agreement may be terminated by Consultant at any time, with or without cause, by at least thirty (30) days prior written notice to Company. If such termination hereof by Consultant is without cause, then Consultant shall receive the Earned Amounts up to the date of termination and the parties shall have no further rights or obligations hereunder with respect to payments under this Agreement. If such termination is for cause then Consultant shall be entitled to receive his Earned Amounts, payable as set forth in the preceding paragraph, and shall also be entitled to recover his actual damages arising from such default by Company. For purposes hereof, "cause" for termination by Consultant means Company (i) willfully breaches a material provision of this Agreement, which breach has or will cause Consultant to suffer a material adverse consequence, which breach continues for at least ten (10) days after written notice thereof from Consultant specifying the default and the remedy expected by the Consultant for such default, unless the nature of such default is that it would reasonably require more than 10 days to remedy, in which case Company shall have an additional period of up to thirty (30) days to cure such default hereunder; or (ii) commits fraud, commits a felony, or misappropriates funds of Consultant for its own benefit.

The parties hereby waive any right to special, consequential or punitive damages that may otherwise be recoverable as a result of a breach hereunder by either party.

14. Miscellaneous.

a. Entire Agreement. This Agreement, the Separation Agreement (and all documents referenced therein), and Consultant's Employment Agreement with the Company (to the extent the provisions thereof are applicable following his resignation of employment) contain the entire understanding and agreement between the parties relating to the subject matter hereof and supersede all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations and statements, whether oral or written, with respect to that agreement, all of which are merged herein and shall be of no further force or effect. No Party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention unless set forth herein or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby. Each of the Parties acknowledges and represents that, except as specifically set forth in this Agreement (or in the Separation Agreement or Consultant's Employment Agreement with the Company) or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby, such Party has not received any representations, warranties or promises by any person as a means of inducing it to enter into this Agreement, and further acknowledges and represents that it does not enter into this Agreement in reliance upon any oral or written representation, warranty or promise of any person or entity that is not specifically set forth in this Agreement or in such instrument or other writing delivered hereafter and signed by the Party to be bound thereby.

b.
Amendments. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by each of the Parties hereto (or, in the case of a waiver, by the Party against whom enforcement of the waiver is sought).

c.
Parties in Interest. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective heirs, successors and permitted assigns. No transfer of any interest hereunder shall be deemed to release the transferor from any of its obligations hereunder. Nothing in this Agreement is intended to confer any right or remedy under this Agreement on any person other than the Parties to this Agreement and their respective heirs, successors and permitted assigns, or to relieve or discharge any obligation or liability of any person to any Party to this Agreement, or to give any person any right of subrogation or action over or against any Party to this Agreement or to any affiliate thereof. If Consultant should die during the Term hereof, his estate shall be paid the Earned Amount owed to Consultant up to the date of his death, payable as set forth in Section 13, after which his estate shall have no further rights or obligations hereunder. The executor of Consultant's estate shall execute a release in favor of the Company from any and all other claims upon receipt of the Earned Amount.

d.	Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict-of-laws rules and principles of said State.

e.
Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of paragraphs and subparagraphs of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement and shall not be used in construing it. When required by the context: whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders and vice versa. Unless otherwise required by the context (or otherwise provided herein): the words "herein", "hereof' and "hereunder" and similar words shall refer to the Agreement generally and not merely to the provision in which such term is used; the word "person" shall include individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority and other entity of whatever nature; the word "affiliate" shall mean, with respect to any particular person, any other person who, directly or indirectly, controls, is under common control with or is controlled by the first person; each of the words "including", "include" and "includes" shall be interpreted in a non-exclusive manner as though the words "but

[is] not limited to" or "but without limiting the generality of the foregoing" immediately followed the same. If the day on which performance of any act or the occurrence of any event hereunder is due is not a business day, the time when such performance or occurrence shall be due shall be the first business day occurring after the day on which performance or occurrence would otherwise be due hereunder.

f.
Effect of Waivers and Consents. No waiver of any default or breach by any Party hereto shall be implied from any omission by a Party to take any action on account of such default or breach if such default or breach persists or is repeated and no express waiver shall affect any default or breach other than the default or breach specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Agreement by a Party shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any Party shall not be deemed to waive or render unnecessary the consent to or approval of said Party of any subsequent or similar acts by a Party.

g.
Counterparts. This Agreement, and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement hereto or thereto may be executed in two or more counterparts, and by each Party on a separate counterpart, each of which, when executed and delivered, shall be an original and all of which together shall constitute one instrument, with the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In proving this Agreement or any such amendment, supplement, document or instrument, it shall not be necessary to produce or account for more than one counterpart thereof signed by the Party against whom enforcement is sought.

h.
Attornevs' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, the successful or prevailing Party shall be entitled to recover the attorneys' fees, charges and other costs incurred by that Party in and in connection with that action or proceeding, in addition to any other relief to which it may be entitled. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the Parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this paragraph shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

i.
Severability. Should any portion of this Agreement which is not material to the terms of the Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

j.
Notices. All notices, requests and demands hereunder ("Notices") shall be in writing and shall be deemed to have been duly given when delivered (or, if mailed, postage prepaid, by certified or registered mail, return receipt requested, on the fourth business day after mailing, if that date is earlier than actual delivery). Notices shall be sent to a Party at the address of that Party set forth below or, if such Party has furnished notice of a change of that address as herein provided, to the address of that Party most recently so furnished; or if that Party has not designated an address to which Notices are to be sent, to the last address of that Party known to the Party dispatching the Notice:

To Company:

Robert F. Maguire III
Maguire Properties
333 S. Grand Avenue, Suite 400 Los Angeles, CA 90071

Telephone No. (213) 613-4500 Facsimile No. (213) 533-5100

To Consultant:

140 S. Layton Drive
Los Angeles, California 90049 Telephone No.: (310) 476-0811 Facsimile No.: (310) 476-5411

Each Party hereto (a "Recipient") who receives from another Party hereto (a "Sender") by electronic facsimile transmission (telecopier) any writing which appears to be signed by or on behalf of that Sender is authorized to rely and act upon that writing in the same manner as if the original signed writing was in the possession of the Recipient upon oral confirmation of that Sender to the Recipient that the writing was signed by or on behalf of that Sender and is intended by that Sender to be relied upon by the Recipient. Each Party transmitting any writing to any other Party by electronic facsimile transmission agrees to forward immediately to that Recipient, by expedited means (for next day delivery, if possible), or by first class mail if the Recipient so agrees, the signed hard copy of that writing, unless the Recipient expressly agrees to some other disposition of the original by the Sender.

k. Exclusive Jurisdiction. Without limiting the provisions of subsection (n) below, each Party (i) agrees that any action arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of California or of the United States of America for the Southern District of California, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions; provided, however, that any Party may assert in an action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may thereafter not be asserted by such Party in an original action in the courts referred to in clause (i) of this paragraph.

1. Confidentiality. Consultant agrees that, except as otherwise set forth in this Agreement or required to enforce this Agreement or provided by law or unless compelled by an order of a court, he shall keep the contents of this Agreement and any information related to the Offering confidential and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this Agreement or the Offering without the prior written consent of Company unless required under applicable law or by a court order. The provisions of this paragraph shall survive any termination of this Agreement.

m.
Waiver of Jury Trial. If the arbitration provision in subsection (n) is found to be unenforceable for any reason and an action or proceeding is filed in the courts to enforce or defend any right or claim under this Agreement, then to the extent permitted by law, each Party waives any right to a trial by jury in any such action or proceeding and agrees that any such action shall be tried before a court and not before a jury.

n.
Arbitration. Any controversy or claim between the parties arising out of or relating to this Agreement shall be decided by mandatory binding arbitration in Los Angeles, California, using a single arbitrator and otherwise in accordance with the Rules of the American Arbitration Association for commercial arbitrations; and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award special, punitive or consequential damages to either party.

o.	Representation By Counsel. Each of the Parties acknowledges that it or he has had the opportunity to consult with legal counsel of his choice prior to the execution of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MAGUIRE PROPERTIES, L.P.
a Maryland limited partnership

By:	MAGUIRE PROPERTIES, INC.,
a Maryland corporation
its sole general partner

	By:	/s/ Robert F. Maguire III
Robert F. Maguire III
Its: Chairman and Co-CEO

MAGUIRE PROPERTIES, INC.
a Maryland corporation

By:	/s/ Robert F. Maguire III
Robert F. Maguire III
Its: Chairman and Co-CEO

/s/ Richard I. Gilchrist
Richard I. Gilchrist
Consultant